SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     COMMODORE SEPARATION TECHNOLOGIES, INC.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                                       11-3299195
                  --------                                       ----------
(State of incorporation or organization)                      (I.R.S. Employer
                                                            Identification No.)

                  8000 Towers Crescent Drive, Suite 1350
                  Vienna, Virginia                                  22182
          -----------------------------------------------         ---------
         (Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
         -------------------                ------------------------------

         None                               None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1) please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2) please check the following box. |_|

Securities to be registered pursuant to Section 12(g) of the Act:

        Convertible Redeemable Preferred Stock, par value $.001 per share
        -----------------------------------------------------------------
                                (Title of Class)

                     Common Stock, par value $.001 per share
                     ---------------------------------------
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
                    -----------------------------------------
                                (Title of Class)

                                   Page 1 of 4
                             Exhibit Index on Page 4

Item 1.  Description of Registrant's Securities to be Registered.

         The information required by this Item is included under the captions "Description of Securities" (pages 54-58), "Dividend Policy" (page 24) and "Shares Eligible for Future Sale" (page 59) of the Prospectus included as part of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-11816 ("Form S-1"), which information is incorporated herein by this reference.

Item 2.  Exhibits.

         I. The following documents are included as exhibits to Form S-1, as indicated, and are incorporated herein by this reference:

         1.    (a)    Form of Specimen Convertible Redeemable Preferred Stock
                      (Exhibit 4.5 to Form S-1).

               (b) Form of Specimen Common Stock Certificate (Exhibit 4.1 to Form S-1).

               (c) Form of Warrant Agreement between the Registrant and The Bank of New York, with form of Specimen Warrant Certificate (Exhibits 4.2 and 4.3 to Form S-1).

         2.    (a)    Restated Certificate of Incorporation of Registrant
                      (Exhibit 3.1 to Form S-1).

               (b)    By-laws of Registrant (Exhibit 3.2 to Form S-1).

         II.      Not applicable.


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



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated:   March 24, 1997

                                         COMMODORE SEPARATION TECHNOLOGIES, INC.




                                         By:/s/ Andrew P. Oddi
                                                ---------------
                                                Andrew P. Oddi
                                                Vice President - Finance



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


                                  EXHIBIT INDEX

         I. The following documents are included as exhibits to the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-11816, declared effective on March ___, 1997 ("Form S-1"), as indicated, and are incorporated herein by this reference:

                  1.       (a)      Form of Specimen Convertible Redeemable
                                    Preferred Stock (Exhibit 4.5 to Form S-1).

                           (b) Form of Specimen Common Stock Certificate (Exhibit 4.1 to Form S-1).

                           (c) Form of Warrant Agreement between the Registrant and The Bank of New York, with form of Specimen Warrant Certificate (Exhibits 4.2 and 4.3 to Form S-1).

                  2.       (a)      Restated Certificate of Incorporation of
                                    Registrant (Exhibit 3.1 to Form S-1).


                           (b)      By-laws of Registrant (Exhibit 3.2 to Form
                                    S-1).

         II.      Not applicable.

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